AMENDMENT 1

TO THE

SEVENTH RESTATED GRAPHIC COMMUNICATIONS

INTERNATIONAL UNION, TWIN CITIES

LOCAL 6A - BUCKBEE-MEARS PENSION PLAN

These amendments reflect the applicable provisions of the model amendments to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001, as amended ("EGTRRA"), released by the Internal Revenue Service in IRS Notice 2001-57, are intended as good faith compliance with the requirements of EGTRRA, and are to be construed in accordance with EGTRRA and guidance issued thereunder.

Pursuant to Article IX of the Seventh Restated Graphic Communications International Union, Twin Cities Local 6A - Buckbee-Mears Pension Plan, hereinafter referred to as the "Plan", the Trustees hereby amend said Plan as follows:

I.

A new subsection 4.14(e) is hereby added to the Plan to read in its entirety as follows:

"(e)    (i)    Effective Date.  Notwithstanding the foregoing to the contrary, this section shall be effective for limitation years ending after December 31, 2001.

(ii)    Effect on Participants.  Benefit increases resulting from the increase in the limitations of section 415(b) of the Code will be provided to all employees participating in this Plan who have one (1) Hour of Service ending after December 31, 2001.

Definitions.

(iii)    Defined benefit dollar limitation.  The "defined benefit dollar limitation" is $160,000, as adjusted, effective January 1 of each year, under section 415(d) of the Code in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity.  A limitation as adjusted under section 415(d) of the Code will apply to limitation years ending with or within the calendar year for which the adjustment applies.

(iv)Maximum permissible benefit.  The "maximum permissible benefit" is the lesser of the defined benefit dollar limitation or defined benefit compensation limitation (both adjusted where required, as provided in (a) and, if applicable, in (b) or (c) below).

(a)    If the Participant has fewer than 10 years of participation in the Plan, the defined benefit dollar limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of participation in the Plan and (ii) the denominator of which is 10.  In the case of a Participant who has fewer than 10 years of service with the employer, the defined benefit compensation limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of service with the employer and (ii) the denominator of which is 10.

(b)    If the benefit of a Participant begins prior to age 62, the defined benefit dollar limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the defined benefit dollar limitation applicable to the Participant at age 62 (adjusted under (a) above, if required).  The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (i) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Section 4.12(a) and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate and the applicable mortality table as defined in Section 4.12(a) of the Plan.  Any decrease in the defined benefit dollar limitation determined in accordance with this paragraph (b) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant.  If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(c)    If the benefit of a Participant begins after the Participant attains age 65, the defined benefit dollar limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the Participant at age 65 (adjusted under (a) above, if required).  The actuarial equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (i) the lesser of the actuarial equivalent (at such age) fo the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Section 4.12(a) of the Plan and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate assumption and the applicable mortality table as defined in Section 4.12(a) of the Plan.  For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

II.

A new subsection 4.12(c) is hereby added to the Plan to read in its entirety as follows:

"(c)    Effective for distributions made after December 31, 2001, for purposes of the direct rollover provisions of this Section 4.12, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code."

III.

Section 11.5 is hereby added to the Plan to read in its entirety as follows:

11.5  Modifications of Top-Heavy Rules effective after December 31, 2001.

(a) Effective date.  This section shall apply for purposes of determining whether the Plan is a top-heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years.  This section amends Article XI of the Plan.

(b)Determination of top-heavy status.

1.    Key employee.  Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code.  The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

2.    Determination of present values and amounts.  This section (b)(2) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

(i)    Distributions during year ending on the determination date.  The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.

(ii)    Employees not performing services during year ending on the determination date.  The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

(c)    Minimum benefits.  For purposes of satisfying the minimum benefit requirements of section 416(c)(1) of the Code and the Plan, in determining years of service with the employer, any service with the employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no key employee or former key employee.

IV.

Except as amended herein, the terms and provisions of the Seventh Restated Graphic Communications International Union, Twin Cities Local 6A - Buckbee-Mears Pension Plan, shall be and remain in full force and effect.

V.

This Amendment shall be effective as provided herein.

IN WITNESS WHEREOF, the Trustees have caused this Amendment 1 to the Seventh Restated Graphic Communications International Union, Twin Cities Local 6A - Buckbee-Mears Pension Plan to be executed as of this 30st  day of December, 2002.

GRAPHIC COMMUNICATIONSBMC INDUSTRIES, INC.

INTERNATIONAL UNION, TWIN

CITIES LOCAL 6A

By:  /s/C. David Jara                                       By: /s/Brad Carlson

UNION TRUSTEES:                                           COMPANY TRUSTEES:

/s/C. David Jara                                                   /s/Wesley S. Cohen

/s/Brian C. Moser                                                /s/Dennis Malecek

/s/Richard W. Pruden                                           /s/Brad Carlson

/s/Donald F. Schuldt                                            /s/John Oyen

Dated this 31st day of December, 2002.